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                                                                   EXHIBIT 10.14

AGREEMENT:   dated 26 February, 1997
                   -----------------

BETWEEN: SPACETEC IMC CORPORATION of The Boott Mill, 100 Foot of John Street, Lowell, Massachusetts 01852-1126 USA ("SIMC")

AND SPATIAL SYSTEMS LIMITED ACN 003 071 369 of Level 8, 139 Macquarie Street, Sydney 2000 ("SSL")


RECITALS

A. SIMC has advised SSL that immediately after execution of this Agreement, SSL may announce the Takeover.

B. The parties have agreed to certain arrangements relating to the Takeover on and subject to the terms and conditions set out in this Agreement.

AGREEMENT

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     "Accounting Standards" means the Australian Accounting Standards from time to time and if and to the extent that any matter is not covered by the Australian Accounting Standards means generally accepted accounting principles applied from time to time in Australia for a company similar to SSL.

     "Accounts Date" means a date, selected by SSL, not more than 30 days after the 90% Date.

     "Announcement" means the draft SSL announcement in the form set out in
     Schedule 1.

     "Completion Accounts" means:

     (a) an audited profit and loss account of SSL in respect of the period commencing 1 July, 1996 and ending on the Accounts Date; and

     (b)  an audited balance sheet of SSL as at the Accounts Date.

     "Conditions" means the conditions of the Takeover set out in Schedule 2.

     "License Agreement" means the License Agreement dated May 29, 1991 made between SIMC (under its former name, Spaceball Technologies, Inc.) and SSL.

     "90% Date" means the date on which SIMC notifies SSL that is has become entitled (within the meaning of the Corporations Law) to not less than 90% of SSL Shares.

     "No Liability Condition" means the condition referred to in paragraph 3 of
     Schedule 2 whereby at the Accounts Date, SSL must have no assets, obligations or liabilities except an asset of 1,133,334 shares in SIMC.
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     "SSL Shares" means all fully paid issued shares in the capital of SSL.

     "Takeover" means the takeover offers to be made by SIMC on the terms set out in the draft Announcement and including the Conditions.

1.2  Interpretation

     In this Agreement, unless the contrary intention appears:

     (a) headings are for ease of reference only and do not affect the meaning of this Agreement;

     (b) the singular includes the plural and vice versa and words importing a gender include other genders;

     (c) other grammatical forms of defined words or expressions have corresponding meanings;

     (d) a reference to a clause or paragraph is a reference to a clause or paragraph of this Agreement.

2.   SATISFACTION OF NO LIABILITY CONDITION

2.1 SSL acknowledges and recognizes that SIMC will incur certain and expenses by proceeding with the Takeover.

2.2 Accordingly, SSL must ensure that the No Liability Condition is satisfied on or before the Accounts Date.

3.   CANCELLATION AND RELEASE

3.1 On the 90% Date SIMC agrees to pay A$100,000 to SSL in consideration for cancellation of the License Agreement.

3.2  On and with effect from payment under clause 3.1:

     (a) the License Agreement is cancelled; and

     (b) each of SIMC and SSL releases and discharges the other from and against all obligations to further perform the License Agreement and from all claims, past, present, and future, under the License Agreement.


4.   COMPLETION ACCOUNTS

4.1  Within 30 days after the 90% Date, SSL must at its cost and expense:

     (a) prepare the Completion Accounts on the following basis:

         (i) in accordance with the Corporation Law, the Accounting Standards and on a basis which is consistent with that used in preparing the audited accounts of SSL for the year ended 30 June, 1996;

         (ii) as at the Accounts Date, but immediately after receipt of the payment under clause 3.1 above;
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         (iii) fully providing for all effects (including taxation) of satisfying the No Liability Condition: and

         (iv) taking into account in the period covered by the Completion Accounts the costs and expenses of preparing and auditing the Completion Accounts notwithstanding that this may otherwise be considered to be a post-balance sheet event;

    (b)  cause the Completion Accounts to be audited by Lord & Brown;

    (c)  serve copies of the Completion Accounts on SIMC; and

         (d) allow SIMC (and its representatives) full and free access to all supporting working papers and documents used by SSL in preparing the Completion Accounts.

5.  ACCESS TO RECORDS

    On and after the 90% Date SSL must provide SIMC (and its agents, representatives, accountants and lawyers) with access to all books, files and records of SSL (including without limitation customer lists and customer data bases) at all times required by SIMC. SIMC will be entitled to take copies of any such books and records.

6.  GENERAL

6.1 Further Assurances

    Each party must

    (a) use its best endeavors to do all things necessary or desirable to give full effect to this Agreement; and

    (b) refrain from doing anything that might hinder performance of this Agreement.


6.2 Governing Law

    (a) This Agreement is governed by the law applicable in New South Wales and each party submits to the exclusive jurisdiction of the courts of that State.

    (b) Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

6.3 Variation

    A variation of any term of this Agreement must be in writing and signed by the parties.

6.4 Waiver

    (a) Waiver of a breach of this Agreement or of any rights created by or arising from default under this Agreement, or from any event of default, must be in writing and signed by the party granting the waiver.

    (b) A breach of this Agreement is not waived by a failure to exercise, a delay in exercising, or the partial exercise of any remedy available under this Agreement or in law or at equity.
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     (c) Any right created by, or arising from, default under this Agreement, is not waived by:

         (i)   a failure to exercise;

         (ii)  a delay in exercising; or

         (iii) a partial exercise of.

         that right.

6.5  Costs and Stamp Duty

     Each party will bear its own costs and expenses in connection with the preparation and execution of this Agreement. All stamp duty payable on this Agreement will be borne by SSL.

6.6  Cumulative Rights

     The rights, powers and remedies arising out of or under this Agreement are cumulative and additional to any rights, powers and remedies provided in law or in equity.


6.7  Counterparts

     (a) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

     (b) If this Agreement is executed in counterparts, it will take effect from the date and time at which the last party signs a counterpart of this Agreement.

6.8  Time is of the essence

     In this Agreement, time will be of the essence.



EXECUTED as an agreement


SIGNED by /s/ Neil Rossen
          ----------------
For and on the behalf of SPACETEC IMC
CORPORATION in the presence of

/s/ Margaret M. Quinlan
----------------------------------
Signature of witness


----------------------------------
Name of witness (print)
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SIGNED by Peter Davidson, Director   )   /s/ Peter Davidson
For and on behalf of SPATIAL SYSTEMS )   ------------------
LIMITED in the presence of           )


/s/  Richard Berry
------------------------
Signature of witness


------------------------
Name of witness (print)
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                           SCHEDULE 1 - ANNOUNCEMENT


26 February, 1997                                                SPATIAL SYSTEMS
                                                   Level 8, 139 Macquarie Street
                                                                Syndey NSW  2000
                            TAKEOVER OFFER ANNOUNCED    Telephone: 61 2 251 6385
                                                        Facsimile: 61 2 251 5778

  Spacetec IMC, Inc. ("SIMC") has advised the board of Spatial Systems Limited ("SSL") that it intends to make an offer to acquire all of the shares and unlisted options in SSL. If this offer is accepted SSL shareholders and optionholders will hold directly 1,133,334 shares in SIMC, which is the number of SIMC shares currently held indirectly through SSL. SSL shareholders will also receive a small cash dividend.

  SSL shareholders will be aware that the SIMC shareholding is currently the only substantial asset of SSL. SIMC is a corporation listed on the NASDAQ stock exchange in the United States of America and is the prime developer of the Spaceball and associated technology based in Lowell, Massachusetts. The Chairman of SSL, Mr. Grant Jagelman is a director of SIMC.

  Main Terms of Offer

  The main terms of the offer are as follows:

 .  Two SIMC shares for every 15 SSL shares.

 .  One SIMC share for every 12 SSL options.

 . When the offer becomes unconditional SIMC will pay A$100,000 to SSL to cancel its licensing and distribution rights.

 . SSL is to sell all of its assets and discharge all of its liabilities and obligations so that on completion of the takeover, its only assets and liabilities will be 1,133,334 SIMC shares to be confirmed by audited accounts. SSL will distribute as a dividend the net balance of other assets to SSL shareholders prior to completion of the takeover. SSL notes that any such dividend would be approximately 2 cents per share but the exact figure will depend on asset realizations and contingencies.

 . The offer will be conditional upon FIRB approval, SIMC becoming entitled to 90% of all issued SSL shares and 100% of the SSL options and the usual prescribed occurrence conditions.

 . SIMC will undertake to comply with United Stated securities law requirements to allow unrestricted trading of the SIMC shares on the NASDAQ stock exchange within a period of 30 to 60 days from the date of issue.

Independent Consideration and Advice to SSL Shareholders

   Because of the existing relationship between the companies and Mr. Jagelman's position as a director of both companies, the independent members of the SSL Board will obtain an independent expert's report on the offer. This will be distributed to SSL shareholders with recommendations from SSL independent directors as soon as possible after receipt of the formal offer from SIMC.

The directors will keep you advised of all developments.

J.G. Jagelman
Chairman
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SCHEDULE 2 - CONDITIONS


1. SIMC becoming entitled to 90% of all issued SSL Shares.

2. All SSL optionholders agreeing to sell all SSL options to SIMC.

3. SSL having no assets, liabilities (including, without limitation, any liabilities or obligations under any leases or any tax liabilities) or obligations at the Accounts Date except 1,133,334 shares in SIMC.

4. SIMC receiving undertakings from each director of SSL that (a) the Completion Accounts will be prepared in accordance with the Corporations Law and otherwise on the basis set out in this Agreement and (b) SSL will not incur or assume any liabilities or obligations between the Accounts Date the completion of the Takeover.

5. SIMC receiving letters from SSL's lawyers and accountants certifying that, to the best of their knowledge, information and belief, SSL has no liabilities or obligations except any disclosed in the Completion Accounts.

6. FIRB approval.

7. The usual prescribed occurrence conditions (as defined in the Corporations
   Law).